Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-29185 and 333-253451) and Form S-8 (Nos. 333-03957, 333-85542, 333-85546, 333-142985, 333-167123 and 333-198050) of The Williams Companies, Inc. of our report dated February 28, 2022 relating to the financial statements of Gulfstream Natural Gas System, L.L.C., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 28, 2022